EXHIBIT 10.46

JONES APPAREL GROUP, INC.

RESTRICTED STOCK AGREEMENT
(Non-Management Director)

        THIS AGREEMENT dated as of ___________, 20__, between JONES APPAREL GROUP, INC., a Pennsylvania corporation (the "Company") and the person named on Annex I (the "Grantee").

        The Company has adopted the Jones Apparel Group, Inc. 2009 Long Term Incentive Plan (the "Plan"). The Plan, as it has been amended to date and may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

        The Committee, which is charged with the administration of the Plan pursuant to Section 3 thereof, has determined that it would be to the advantage and in the interest of the Company to grant the award provided for herein to the Grantee as a portion of the compensation due to the Grantee for service as a member of the Board of Directors of the Company (the "Board") or any committee of the Board.

        In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

        1. Grant of Restricted Shares.

                (a) Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby grants to the Grantee that number of shares of restricted Common Stock of the Company, par value $.01 per share, set forth on Annex I attached hereto (the "Restricted Shares"). The Restricted Shares shall be issued by the Company and registered in the name of the Grantee. They may be evidenced either by means of a certificate or through the entry of an uncertificated book position on the stock transfer books of the Company, at the Company's option. Certificates issued with respect to Restricted Shares shall be held by the Company in escrow under the terms hereof. Such certificates shall bear the legend set forth in subsection (c) below or such other appropriate legend as the Committee shall determine, which legend shall be removed only if and when the Restricted Shares vest as provided herein, at which time the certificates shall be delivered to the Grantee. Uncertificated book positions shall be subject to such "stop transfer" or other appropriate restrictions in the stock transfer books of the Company as the Committee shall determine. Upon the issuance of Restricted Shares hereunder, the Grantee shall be entitled to vote the Restricted Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of shares thereon; provided, however, that dividends in respect of Restricted Shares as to which vesting is conditioned upon the achievement of performance goals ("Performance-Based Awards") shall be accumulated and not paid out to the Grantee unless and until the Restricted Shares vest. Grantees of Restricted Shares that are not Performance-Based Awards shall not be required to return any such ordinary dividends to the Company in the event of forfeiture of such Restricted Shares. The Grantee's right to receive any extraordinary dividends or other distributions with respect to Restricted Shares prior to their becoming nonforfeitable shall be at the sole discretion of the Committee, but in the event of any such extraordinary event, the Committee shall take such action as is appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Shares.

                (b) In order to comply with any applicable securities laws, the Company may require the Grantee (i) to furnish evidence satisfactory to the Company (including a written and signed representation letter) to the effect that the Restricted Shares were acquired for investment only and not for resale or distribution and (ii) to agree that the Restricted Shares shall only be sold by the Grantee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

                (c) Unless otherwise determined by the Committee, any certificate issued in respect of the Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend:

"The sale, transfer, alienation, attachment, assignment, pledge or encumbrance of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Jones Apparel Group, Inc. 2009 Long Term Incentive Plan and an Agreement entered into by the registered owner and the Company dated as of _______________, 20__. Copies of such Plan and Agreement are on file at the offices of the Company. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect."

        2. Vesting.

        Subject to Section 3 hereof, the restrictions on transfer of the Restricted Shares shall lapse and the Restricted Shares shall become vested and nonforfeitable as follows:

                (a) See Annex I attached hereto.

                (b) In the event of (i) the dissolution or liquidation of the Company, or (ii) the disposition by the Company of substantially all of the assets or stock of a subsidiary of which the Grantee is then a director, then, if the Committee shall so determine, any Restricted Shares not forfeited prior to a "change in control" (as defined in the Plan) shall become immediately free of all restrictions and fully vested and transferable.

        3. Termination of Service as a Director.

        Except as provided in Section 4 hereof, Restricted Shares shall not vest unless the Grantee is then a director of the Company and unless the Grantee has continuously so served since the date of grant of the Restricted Shares. In the event that the service of the Grantee as a director of the Company shall terminate (other than by reason of death or disability), all unvested Restricted Shares shall be forfeited and be immediately transferred to, and reacquired by, the Company at no cost to the Company.

        4. Acceleration of Benefits upon Death or Disability of Grantee.

        If the Grantee shall (a) die while he or she is a director of the Company, or (b) become permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, while serving as a director of the Company, then the period of restrictions applicable to all unvested Restricted Shares shall terminate on the date of termination of service as a director by reason of death or disability.

        5. Nontransferability of Restricted Shares.

        The Restricted Shares are not transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Grantee, other than by will or the laws of descent and distribution until such Restricted Shares become nonforfeitable in accordance with the provisions of this Agreement. Any Grantee's successor (a "Successor") shall take rights herein granted subject to the terms and conditions hereof. No such transfer of the Restricted Shares to any Successor shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by such Successor of the terms and conditions hereof.

        6. Effect of Certain Changes.

        Notwithstanding any other provision of the Plan, in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and similar events affecting the capital structure of the Company, the Committee shall appropriately adjust the aggregate number of shares and class of shares subject to this award.

        7. Payment of Transfer Taxes, Fees, and Other Expenses.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of the Restricted Shares acquired pursuant to this Agreement, together with any and all of the fees and expenses necessarily incurred by the Company in connection therewith.

        8. Other Restrictions.

        The vesting of each Restricted Share shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Grantee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, such vesting, then in any such event, such vesting shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

        9. Section 409A of the Internal Revenue Code.

        It is the intention of the Company that this award shall not constitute "nonqualified deferred compensation" subject to Section 409A of the Code, and the terms and conditions of the award shall be interpreted accordingly. In the event that this award is deemed to constitute "nonqualified deferred compensation" or is otherwise not exempted from Section 409A of the Code, the Committee retains the right unilaterally to amend this award to conform with the requirements of Section 409A of the Code.

        10. Notices.

        Any notices to be given under the terms of this Agreement shall be in writing and addressed to the Company in care of its Chief Financial Officer, 1411 Broadway, New York, New York 10018, and any notice to the Grantee shall be addressed to him or her at his or her address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be delivered by hand, delivered by overnight courier, or delivered by certified or registered United States mail, and if so mailed, deemed to be given on the second business day after mailing at a post office or branch post office within the United States.

        11. Effect of Agreement.

        Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

        12. Laws Applicable to Construction.

        This Agreement has been granted, executed and delivered in the State of Pennsylvania, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Pennsylvania, as applied to contracts executed in and performed wholly within the State of Pennsylvania.

        13. Conflicts and Interpretation.

        If there is any conflict between this Agreement and the Plan, or if there is any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matter as to which this Agreement is silent, in any such case the Plan shall govern, including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this award, the determination by the Committee (as constituted at the time of such determination) of the rights of the Grantee shall be conclusive, final and binding upon the Grantee and upon any other person who shall assert any right pursuant to this award.

        14. Headings.

        The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

        15. Amendment.

        This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his hand.

JONES APPAREL GROUP, INC. By: __________________ Ira M. Dansky Executive Vice President

GRANTEE:

_____________________
[Name]

ANNEX I